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                                                                     EXHIBIT 5.1

                           [KUTAK ROCK LLP LETTERHEAD]


                                January 23, 2002

Western United Life Assurance Company
916 West 1st Avenue
Spokane, WA  99201

         Re:      Western United Life Assurance Company
                  Variable Rate Cumulative Preferred Stock, Series B


Ladies and Gentlemen:

                  We have acted as counsel to Western United Life Assurance Company (the "Company") in connection with the filing of a registration statement to which this opinion is filed as an exhibit on Form S-1, under the Securities Act of 1933, as amended (the "Act"). The registration statement covers a proposed offering by the Company of up to 2,000,000 shares of Variable Rate Cumulative Preferred Stock, Series B at $25 per share (collectively, the "Preferred Stock"). Such registration statement, as amended, on file with the Securities and Exchange Commission (the "Commission") at the time such registration statement becomes effective (including financial statements and schedules, exhibits and all other documents filed as a part thereof or incorporated therein) are herein referred to as the "Registration Statement."

                  In connection with this opinion, we have made such investigations and examined such records, including the Company's Certificate of Incorporation, Bylaws and corporate minutes as we deemed necessary to the performance of our services and to give this opinion. We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion, we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.

                  In giving this opinion we assumed:

                  (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

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January 23, 2002
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                  (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; and

                  (c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof.

                  Based upon the foregoing and subject to the qualifications set forth above, and assuming (i) that the Registration Statement has become effective under the Act, (ii) that all required actions are taken and conditions satisfied with respect to the issuance of the Company's Preferred Stock as specified in the prospectus and (iii) consideration is received for the Preferred Stock: we are of the opinion that, when issued, the Preferred Stock will be legally issued and fully paid and will only be assessable under Article XII, Section 11 of the Washington State Constitution to the extent of the amount of the Preferred Stock shareholders' stock therein at the par value thereof, in addition to the amount invested in such shares, for the Company's obligations on all of the Company's contracts, debts and engagements accruing while the Preferred Stock shareholders remain such shareholders.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated pursuant thereto.

                                                     Very truly yours,

                                                     /s/ Kutak Rock LLP

                                                     Kutak Rock LLP